As filed with the Securities and Exchange Commission on February 24, 2005	SEC File No-1-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Centrue Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-3846489
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

310 South Schuyler Avenue, Kankakee, Illinois 60901, (815) 937-4440
(Address, including zip code, of registrant principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities Act Registration Statement File Numbers to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
Preferred Share Purchase Right

Item 1. Description of Registrant’s Securities to be Registered.

     Information concerning the Registrant’s Common Stock, par value $0.01 per share, is contained in the Registrant’s Form S-4 filed with the Securities and Exchange Commission on January 26, 2005 and such information is incorporated herein by reference. Information concerning the Registrant’s Preferred Share Purchase Rights is contained in the Registrant’s Form 8-A12B filed with the Securities and Exchange Commission on May 21, 1999 and such information is incorporated herein by reference.

Item 2. Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Centrue Financial Corporation (Filed as an exhibit to Centrue Financial’s Form 10-K for the fiscal year ended December 31, 2003 (SEC File No. 001-15025), and incorporated by reference herein.)

3.2	Bylaws of Centrue Financial Corporation (Filed as an exhibit to Centrue Financial’s Form S-1 filed with the Securities Exchange Commission on September 11, 1992, and incorporated by reference herein.)

4.1	Form of Rights Agreement (Filed as an exhibit to Centrue Financial’s Form 8-K filed on May 21, 1999 (SEC File No. 001-15025), and incorporated by reference herein.)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly cause this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

February 24, 2005	CENTRUE FINANCIAL CORPORATION
	By:	/s/ Thomas A. Daiber
Thomas A. Daiber
President and Chief Executive Officer

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